                                                                   EXHIBIT 12(b)



                           DORAL FINANCIAL CORPORATION
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY
                                    DIVIDENDS



                                                                           NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                                                           -------------------------------------
                                                                                           1999

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                            $ 56,931
   Plus:
     Fixed Charges (excluding capitalized interest)                                        109,288
                                                                                          --------

TOTAL EARNINGS                                                                            $166,219
                                                                                          ========

FIXED CHARGES:
     Interest expensed and capitalized                                                    $107,166
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                     1,156
     An estimate of the interest component within rental expense                             1,079
                                                                                          --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                             109,401
                                                                                          --------

Preferred dividend requirements                                                               3662
Ratio of pre tax income to net income                                                        1.134
                                                                                          --------

PREFERRED DIVIDEND FACTOR                                                                    4,152
                                                                                          --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                                     $113,553
                                                                                          ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          1.46




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                             $56,931
   Plus:
     Fixed Charges (excluding capitalized interest)                                         85,061
                                                                                          --------

TOTAL EARNINGS                                                                            $141,992
                                                                                          ========

FIXED CHARGES:
     Interest expensed and capitalized                                                    $ 82,939
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                     1,156
     An estimate of the interest component within rental expense                             1,079
                                                                                          --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                              85,174
                                                                                          --------

Preferred dividend requirements                                                               3662
Ratio of pre tax income to net income                                                        1.134
                                                                                          --------

PREFERRED DIVIDEND FACTOR                                                                    4,152
                                                                                          --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                                     $ 89,326
                                                                                          ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          1.59